EXHIBIT 4.8
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR ITS OWN ACCOUNT FOR INVESTMENT WITH NO INTENTION OF MAKING OR CAUSING TO BE MADE A PUBLIC DISTRIBUTION OF ALL OR ANY PORTION THEREOF. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

No.	, 2005
San Diego, California
ARTES MEDICAL USA, INC.
WARRANT TO PURCHASE SERIES D PREFERRED STOCK
Void after                                                              , 2010
     Artes Medical USA, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received,                                          (including any successors and assigns, “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before the earlier of (i) 5:00 PM Pacific time, on                                                              , 2010 or (ii) the closing of (a) a Corporate Transaction or (b) the initial underwritten public offering of the Company’s common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Initial Public Offering”) (the earlier to occur of (i) or (ii), the “Expiration Date”), fully paid and nonassessable shares of the Company’s Series D Preferred Stock (the “Warrant Shares”) under the terms set forth herein:
     (a) Number of Warrant Shares. This Warrant shall evidence the right of the Holder to purchase up to a number of Warrant Shares equal to thirty percent (30%) of the Issue Price (as defined in the Notes) of the Note issued to Holder, divided by the Exercise Price (as defined below).
     (b) Exercise Price. The initial exercise price per Warrant Share (the “Exercise Price”) shall be $2.00 per share, subject to adjustment as provided in Section 5 below.
     This Warrant is one of a series of warrants issued pursuant to a Convertible Promissory Note and Warrant Purchase Agreement dated as of                                                              , 2005 (the “Purchase Agreement”) among the Company, the Holder and the purchasers of the other warrants, which warrants together are designated the “Warrants.” The “Notes” are those certain convertible promissory notes issued and outstanding pursuant to the Purchase Agreement.
     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:
     (a) The term “Common Stock” shall mean the Common Stock of the Company.

     (b) The term “Company” includes any Company which shall succeed to or assume the obligations of the Company hereunder.
     (c) The term “Corporate Transaction” shall have the meaning as defined in Section 1.4 of the Notes.
     (d) The term “New Equity Shares” shall have the meaning as defined in Section 2.1 of the Notes.
     (e) The term “Qualified Equity Financing” shall have the meaning as defined in Section 2.1 of the Notes.
     1. Exercise Date; Expiration. Subject to the terms hereof, this Warrant may be exercised by the Holder at any time or from time to time before the Expiration Date (the “Exercise Period”).
     2. Exercise of Warrant; Partial Exercise. This Warrant may be exercised in full by the Holder by surrender of this Warrant, together with the Holder’s duly executed form of subscription attached hereto as Exhibit A, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the aggregate exercise price (as determined above) of the number of Warrant Shares to be purchased hereunder. The exercise of this Warrant pursuant to this Section 2 shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in this Section 2, and at such time the person in whose name any certificate for Warrant Shares shall be issuable upon such exercise shall be deemed to be the record holder of such Warrant Shares for all purposes. As soon as practicable after the exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Warrant Shares to which the Holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current fair market value of one full Warrant Share as determined in good faith by the Board of Directors, and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant.
     3. Net Issuance.
          3.1 Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant (the “Conversion Right”) into Warrant Shares as provided in this Section 3 at any time or from time to time during the Exercise Period. Upon exercise of the Conversion Right with respect to shares subject to the Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of fully paid and nonassessable Warrant Shares computed using the following formula:

X =	Y (A — B)

A

Where:	X = the number of shares of Warrant Shares to be delivered to the Holder;

Y = the number of Converted Warrant Shares;

A = the fair market value of one Warrant Share on the Conversion Date (as defined below); and

B = the Exercise Price (as adjusted to the Conversion Date).
No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below). Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.
          3.2 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right shall be delivered to the Holder promptly following the Conversion Date.
          3.3 Determination of Fair Market Value. For purposes of this Section 3, fair market value of a Warrant Share on the Conversion Date shall be determined as follows:
               (1) If this Warrant is to be exercised contingent upon and effective immediately prior to the Initial Public Offering, the fair market value of a Warrant Share shall be deemed to be equal to the product of (x) the number of shares of Common Stock into which such Warrant Share is then convertible and (y) the price to the public of the shares of Common Stock sold in the Initial Public Offering as set forth on the front cover of the final prospectus relating to the Initial Public Offering;
               (2) If the Common Stock is traded on a stock exchange or the Nasdaq Stock Market (or a similar national quotation system), the fair market value of a Warrant Share shall be deemed to be the product of (x) the average of the closing selling prices of the Common Stock on the stock exchange or system determined by the Board to be the primary market for the Common Stock over the ten (10) trading day period ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange or system and (y) the number of shares of Common Stock into which such Warrant Share is convertible at the date of calculation;
               (3) If the Common Stock is traded over-the-counter, the fair market value of a Warrant Share shall be deemed to be the product of (x) the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system and (y) the number of shares of Common Stock into which such Warrant Share is convertible at the date of calculation; and
               (3) If there is no public market for the Common Stock, then the fair market value of a Warrant Share shall be determined by the Board of Directors of the Company in good faith.
     4. Market Stand-Off Agreement. The Holder and any future transferee acknowledge and agree that the Holder and any future transferee shall be bound the market stand-off provision contained in Section 6 of the Purchase Agreement.
     5. Adjustments to Conversion Price. The number and kind of Warrant Shares (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant and the exercise price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:
          5.1 Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series D Preferred Stock or the determination of the holders of Series D Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Series D Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series D Preferred Stock (hereinafter referred to as the “Series D Preferred Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Series D Preferred Stock or Series D Preferred Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of Warrant Shares for which this Warrant is exercisable shall be appropriately increased in proportion to such increase of outstanding shares.
          5.2 Combination of Shares. If the number of shares of Series D Preferred Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series D Preferred Stock, the Exercise Price shall be appropriately increased and the number of Warrant Shares for which this Warrant is exercisable shall be appropriately decreased in proportion to such decrease in outstanding shares.
          5.3 Reclassification or Reorganization. If the Warrant Shares issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a split, subdivision or stock dividend provided for in Section 5.1 above or a combination of shares provided for in Section 5.2 above, or a reorganization, merger or consolidation provided for in Section 5.4 below), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of Warrant Shares issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

          5.4 Merger or Consolidation. If at any time or from time to time there shall be a capital reorganization of the Warrant Shares or a merger or consolidation of the Company (other than a Corporate Transaction or a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) of the Company, then as a part of such reorganization, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, resulting from such reorganization, merger or consolidation, to which a holder of the number of Warrant Shares issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, merger or consolidation.
          5.5 Notice of Record Dates; Adjustments. In the event of an Initial Public Offering or a Corporate Transaction, the Company shall provide to the Holder twenty (20) days advance written notice of such Initial Public Offering or Corporate Transaction, and this Warrant shall terminate unless exercised prior to the date of closing of such Initial Public Offering or Corporate Transaction. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Exercise Price hereunder and the number of Warrant Shares issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based.
     6. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.
     7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.
     8. Miscellaneous.
          8.1 Transfer of Warrant. The Holder agrees not to make any disposition of this Warrant, the Warrant Shares or any rights hereunder, except in accordance with the terms and conditions of Section 4 of the Purchase Agreement. Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of and be binding on any successor to the Company and shall extend to any holder hereof. Any such permitted transfer must be made by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as Exhibit B to any such permitted transferee. As a condition precedent to such transfer, the transferee shall sign an investment letter in form and substance satisfactory to the Company. Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of and be binding upon any successor to the Company and shall extend to any holder hereof.

          8.2 Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.
          8.3 Notices. Any notice required or permitted under this Warrant shall be given in writing and in accordance with Section 8.4 of the Purchase Agreement (for purposes of which, the term “Investor” shall mean Holder hereunder), except as otherwise expressly provided in this Warrant.
          8.4 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.
          8.5 Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) as set forth in Section 8.7 of the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.
          8.6 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          8.7 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.
          8.8 English Language. This Warrant is written in the English Language, which shall be controlling for all purposes. No translation of this Warrant into any other language shall be of any force or effect in the interpretation of this Warrant or in a determination of the intent of the parties hereto.
          8.9 Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

ARTES MEDICAL USA, INC.,
a Delaware corporation

By:

	Name:	Peter C. Wulff
	Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED:

[Holder]

By:

Name:

Its:

EXHIBIT A
FORM OF SUBSCRIPTION
(To be signed only on exercise of Warrant)
     To: ARTES MEDICAL USA, INC.
     The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,                      * shares of Series D Preferred Stock of Artes Medical USA, Inc., and herewith makes payment of $                     therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                                         , whose address is                                                                                  .

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

(Print Name)

(Address)
Dated:

*	Insert here the number of shares as to which the Warrant is being exercised.

EXHIBIT B
FORM OF ASSIGNMENT
(To assign the foregoing Warrant, execute this form
and supply required information. Do not use this
form to purchase shares.)
     For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:

(Please Print)
Address:

(Please Print)
Dated:                                         , 200

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.